UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2025

Date of Report (Date of earliest event reported)

AMERICAN RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 855-9926

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common	AREC	NASDAQ Capital Market
Warrant	ARECW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On October 13, 2025, American Resources Corporation, a Florida corporation (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) an aggregate of 9,480,282 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company at an offering price of $3.55 per share.

Maxim Group LLC (“Maxim”) acted as the sole placement agent in connection with the Offering.

The Common Stock, is being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Stock, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Company intends to use the proceeds for working capital purposes. The Offering is anticipated to close on or about October 15, 2025.

In connection with the Offering, the Company’s directors and executive officers have entered into lock-up agreements for a period of [sixty (60)] after the closing of the Offering, subject to limited exceptions.

The foregoing description of the Securities Purchase Agreements and Lock-Up Agreement do not purport to be complete and are qualified in their entirety by references to the full text of the Securities Purchase Agreements and Lock-Up Agreement, respectively, which are filed as Exhibits 10.1 and 10.2, to this Current Report, and incorporated by reference herein.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Maxim dated October 13, 2025, pursuant to which Maxim agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay Maxim. a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement which is filed as Exhibit 10.3 to this Current Report, and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the shares of Common Stock is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events.

On October 13, 2025, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of October [__], 2025, between American Resources Corporation and each Purchaser (as defined therein).
10.2	Form of Lock-Up Agreement, dated as of October [__], 2025, between American Resources Corporation and each signatory thereto
10.3	Placement Agency Agreement, dated October [__], 2025, between American Resources Corporation and Maxim Partners, LLC.
99.1	Press Release dated October [__], 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to Mill City Ventures III, Ltd. if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2025

American Resources Corporation

By:	/s/ Mark C. Jensen
Name:	Mark C. Jensen
Title:	Chief Executive Officer

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